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                                                                   Exhibit 10.24


                                  SUB-SUBLEASE

      This. Sub-Sublease (this. "Sub-Sublease") is dated as of the 19th day of June, 2001 between MILLENNIUM RAIL, INC., a Delaware corporation having an office at Two Westbrook Corporate Center, Suite 200, Westchester, Illinois 60154 ("Sub-Sublandlord") and ONLINE DATA CORP., a Delaware corporation having an office at One Westbrook Center, Suite 840, Westchester, Illinois 60154 ("Sub-Subtenant").

                                    RECITALS:

      A. By Office Lease Agreement, dated as of June 18, 1998, Hyperion Solutions Corporation (formerly known as Arbor Software Corporation) ("Sublandlord"), as tenant, leased from EOP-Westbrook Corporate Center, L.L.C., as landlord ("Landlord"), premises consisting of approximately 8,092 rentable square feet and known as Suite 200 on the 2nd floor of a building known as Two Westbrook Corporate Center, Westchester, Illinois 60154 (the "Premises") (as modified by the Consent (as hereinafter defined), the "Prime Lease").

      B. By Sublease, dated as of March 22, 1999, Sub-Sublandlord, as subtenant, subleased from Sublandlord, as sublandlord, the Premises, which was modified by Amendment to Sublease, dated as of March 31, 1999, and Amendment to Sublease, dated as of January, 2000 (collectively, the "Amendment"), each between Sub-Sublandlord and Sublandlord (as modified by the Amendment and the Consent, the "Sublease").

      C. By Landlord Consent to Sublease, dated as of May 28, 1999, among Landlord, Sublandlord and Sub-Sublandlord, Landlord consented to the Sublease upon the terms and conditions set forth therein and by Landlord Consent to Amendment of Sublease, undated, among Landlord, Sublandlord and Sub-Sublandlord, Landlord consented to the Amendment upon the terms and conditions set forth therein (collectively, the "Consent").

      D. Sub-Subtenant desires to sub-sublease the Premises from Sub-Sublandlord, and Sub-Sublandlord desires to sub-sublease the Premises to Sub-Subtenant on the terms and subject to the conditions hereinafter set forth.

      E. All defined terms used but not defined in this Sub-Sublease shall have the same meanings given in the Prime Lease.

      NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter contained, the parties hereby agree as follows:
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1.    Demise.

      Sub-Sublandlord hereby sub-subleases the Premises to Sub-Subtenant subject to and upon the terms and conditions set forth herein. A copy of the Sublease is attached hereto as Exhibit A. A copy of the Prime Lease is attached hereto as Exhibit B. Sub-Sublandlord represents to Sub-Subtenant that it has no actual knowledge that the Prime Lease and Sublease are not in full force and effect. Sub-Sublandlord represents to Sub-Subtenant that it has not given or received any written notice of, and has no actual knowledge regarding, the existence of a default under the Prime Lease or under the Sublease which remains uncured. Each party hereto represents to the other that it has all requisite authority to enter into this Sub-Sublease without the consent or approval of any other party except for the consent of Landlord and Sublandlord which is required under the terms of the Sublease and Prime Lease.

2.    Term; As-Is Condition.

      (a) The term (the "Term") of this Sub-Sublease shall commence on July 1, 2001 or such later date as shall be 5 days after Landlord's and Sublandlord's written consent is received by Sub-Subtenant pursuant to Section 19 below (the "Commencement Date") and shall terminate on July 31, 2003, unless sooner terminated pursuant to the provisions of this Sub-Sublease.

      (b) Sub-Sublandlord shall deliver the Premises in broom-clean condition and free of all occupants, but furnished with the Furniture and the Telephone System (each as defined in Section 17 below). Sub-Subtenant shall take possession of the Premises in its present "as is" condition. Except as herein specified, no representations have been made to Sub-Subtenant concerning the condition of the Premises, nor have any promises to alter or improve the Premises (or to give any form of work allowance) been made by Sub-Sublandlord or any party on behalf of Sub-Sublandlord.

3.    Incorporation By Reference.

      To the extent not inconsistent with the provisions of this Sub-Sublease, the terms, provisions, covenants, and conditions of the Prime Lease are hereby incorporated by reference on the following basis: The term "Landlord" therein shall refer to Sub-Sublandlord hereunder, its successors and assigns; and the term "Tenant" therein shall refer to Sub-Subtenant hereunder, its permitted successors and assigns and in this Sub-Sublease Sub-Subtenant hereby assumes all of the obligations and is granted and assigned on the terms set forth in this Sub-Sublease all of the rights and interests of Sublandlord under the Prime Lease with respect to the Premises accruing during the


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Term and in this Sub-Sublease Sub-Sublandlord is granted and assigned all of the rights (but does not assume the obligations) of Landlord under the Prime Lease with respect to the Premises accruing during the Term. Anything to the contrary herein notwithstanding, Sub-Subtenant is not assuming any obligation to pay Base Rent or Additional Rent directly to Landlord. The rights and obligations assumed by Sub-Subtenant and rights granted and assigned to Sub-Sublandlord hereunder which accrue during the Term shall survive and extend beyond the termination of this Sub-Sublease.

4.    Rent.

      (a) Sub-Subtenant shall, pay to Sub-Sublandlord, at its office referred to above, as annual base rent (the "Base Rent") TWO HUNDRED TWO THOUSAND THREE HUNDRED AND 00/100 DOLLARS ($202,300.00), which amount shall be due from and after the Commencement Date and payable in advance in equal monthly installments of $16,858.33 on the first (1st) day of each month, commencing on the Commencement Date (except to the extent Base Rent has been prepaid pursuant to Section 4(b) below).

      (b) An amount equal to one monthly installment of Base Rent has been paid upon Sub-Subtenant's execution hereof, which sum shall be applied to the first installment(s) of Base Rent due hereunder. If the Commencement Date is not the first day of a month, the sum due for the calendar month in which the Commencement Date occurs shall be prorated based on the number of days remaining in said month after the Commencement Date. The balance of the sum remitted on execution hereof, after application to the above-mentioned prorated sum, shall be applied against the first full month's Base Rent due hereunder. All other payments owed by Sub-Subtenant hereunder shall be paid as Additional Rent. Base Rent and Additional Rent are herein collectively called "Rent".

      (c) Rent shall be paid without deduction or setoff, and Base Rent shall be paid without notice or demand. If any Rent shall not be paid on or before the due date thereof, Sub-Subtenant shall, in addition thereto, pay a late charge of 5% of the overdue installment.

5.    Escalations and Electrical Charges.

      (a) Pursuant to Section IV(A) of the Prime Lease, Sublandlord is obligated to pay its Pro Rata Share of the amount, if any, by which Taxes for the applicable calendar year exceed Taxes for the Base Year. Sub-Subtenant shall pay to Sub-Sublandlord Sub-Subtenant's Pro Rata Share of the amount, if any, by which Taxes for the applicable calendar year exceed Taxes for the Sub-Subtenant Base Year. Notwithstanding the definition of Base Year in the Prime Lease, as used in this Sub-Sublease, "Sub-Subtenant Base Year" shall be deemed to be the calendar year ending December 31, 2001.

      (b) Pursuant to Section IV(A) of the Prime Lease, Sublandlord is obligated to pay its Pro Rata Share of the amount, if any, by which Expenses for the


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applicable calendar year exceed Expenses for the Base Year. Sub-Subtenant shall pay to Sub-Sublandlord Sub-Subtenant's Pro Rata Share of the amount, if any, by which Expenses for the applicable calendar year exceed Expenses for the Sub-Subtenant Base Year.

      (c) Sub-Subtenant shall pay for all electrical services used at the Premises in accordance with Section XI of the Prime Lease.

      (d) The amounts required to be paid by Sub-Subtenant to Sub-Sublandlord under this Section shall be paid within ten (10) days after Sub-Sublandlord shall render a statement therefor. Sub-Sublandlord's statement shall be accompanied by copies of any relevant statements or bills received from Landlord or Sublandlord. Sub-Subtenant shall make estimated payments to Sub-Sublandlord of Sub-Subtenant's Pro Rata Share of Taxes and Expenses to the extent they exceed the taxes and expenses during the Sub-Subtenant Base Year on the same terms and conditions as Sub-Sublandlord is required to make similar estimated payments under the terms of the Sublease or Sublandlord is required to make similar estimated payments under the terms of the Prime Lease. If Sub-Sublandlord receives any information regarding any audit by Sublandlord of Landlord's actual Basic Costs pursuant to Section IV(c) of the Prime Lease, Sub-Sublandlord will share such information with Sub-Subtenant.

6.    Subletting and Assignment.

      (a) Except as expressly set forth in Section 6(b) below, and notwithstanding anything in the Prime Lease to the contrary, Sub-Subtenant shall not, without the prior written consent of Sub-Sublandlord (which shall not be unreasonably withheld for an assignment or sublease of this Sub-Sublease if the net worth of the assignee or sublessee at the time of such transaction exceeds the net worth of Sub-Subtenant on the date hereof), Sublandlord or Landlord; (a) further sublet all or any part of the Premises; (b) transfer, hypothecate, assign, convey, or mortgage this Sub-Sublease or any interest under it or allow any lien upon Sub-Subtenant's interest hereunder by operation of law; or (c) suffer, tolerate, permit, or allow the use or occupancy of the Premises by anyone other than Sub-Subtenant; its agents and employees. No such transaction shall release Sub-Subtenant from liability hereunder.

      (b) Anything herein to the contrary notwithstanding, but subject to any contrary provisions in the Prime Lease and any requirement in the Prime Lease that Landlord's consent be obtained and subject to any contrary provision in the Sublease and any requirement in the Sublease that Sublandlord's consent be obtained, Sub-Subtenant may, without Sub-Sublandlord's consent but following 30 days prior written notice to Sub-Sublandlord, assign this Sub-Sublease to (i) any person or entity controlled by Sub-Subtenant, in control of Sub-Subtenant or under common control with Sub-Subtenant, (ii) any surviving entity incident to a merger,


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consolidation or reorganization of Sub-Subtenant, or (iii) the purchaser of all or substantially all of the assets of Sub-Subtenant, provided that in each case the assignee has a net worth equal to or greater than Sub-Subtenant as of the date of this Sub-Sublease. Additionally, an initial public offering of the stock of Sub-Subtenant or any affiliate of Sub-Subtenant shall not be deemed an assignment under this Sub-Sublease and the prior consent of the Sub-Sublandlord thereto shall not be required. No such transaction shall release Sub-Subtenant from liability hereunder.

7.    Insurance Compliance.

      (a) Sub-Subtenant shall maintain, at its sole cost and expense, for the Term, general public liability insurance (naming Sub-Sublandlord, Sublandlord, Landlord and designees of Landlord as additional insureds) against claims for personal injury, death, or property damage occurring upon, in, about, or adjacent to the Premises, such insurance to afford protection with combined coverage of at least $2,000,000.00 with respect to personal injury, death and property damage. Sub-Subtenant shall also maintain, at its sole expense, for the Term, any and all insurance in the amounts and form required of Sub-Sublandlord by and pursuant to the provisions of the Sublease with respect to the Premises and Sublandlord by and pursuant to the provisions of the Prime Lease with respect to the Premises. All such policies shall be issued by reputable insurance companies approved by Landlord, Sublandlord and Sub-Sublandlord and shall be endorsed to provide that they shall not be modified or canceled without 30 days' prior written notice to Sub-Sublandlord, Sublandlord and Landlord. On or prior to the Commencement Date, Sub-Subtenant shall furnish to Sub-Sublandlord Certificates of Insurance evidencing that the required coverage is being maintained, together with such evidence as Sub-Sublandlord shall deem satisfactory of the payment of premiums thereon.

8.    Indemnification.

      (a) Sub-Sublandlord, Sublandlord and Landlord, their officers, agents, and employees, shall not be liable for, and Sub-Subtenant shall indemnify and save Sub-Sublandlord, Sublandlord and Landlord harmless from and against all claims, liability, loss, or damage during the Term to persons or property sustained by Sub-Subtenant or by any other person, due to the Premises or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in, on, or about the Premises, or any damage caused by fire, or other casualty or leakage, or due to the act or neglect of any person, excluding, however, the gross negligence or willful misconduct of the employees, agents, or contractors of the named indemnified parties and then only to the extent of such gross negligence or willful misconduct of such party. This provision shall apply (but not exclusively) to damage caused by sprinkling devices or air conditioning or heating equipment and to damage caused by water, wind, frost, steam, excessive heat or cold, broken


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
glass, gas, odors, or noise or by the bursting or leaking of pipes or plumbing fixtures or the failure of any appurtenances or equipment. Sub-Sublandlord and Sub-Subtenant waive all rights against each other for damages caused by fire or other perils covered by insurance in connection with the Premises, to the extent of insurance received.

      (b) Sub-Subtenant shall not take any action or fail to take any action in connection with the Premises as a result of which Sub-Sublandlord would be in violation of any of the provisions of the Sublease or Prime Lease or as a result of which Sublandlord would be in violation of any of the provisions of the Prime Lease; and Sub-Subtenant hereby agrees to defend, indemnify, and hold Sub-Sublandlord and Sublandlord harmless from and against all loss, cost, liability, damage, and expense (including, but not limited to, attorneys' fees and court costs) caused by or arising out of Subtenant's breach of this provision.

9.    Casualty.

      (a) If the Premises are damaged by fire or other casualty, and Landlord or Sublandlord shall, pursuant to the terms of the Prime Lease, elect to terminate the Prime Lease and if as a result the Sublease is terminated, this Sub-Sublease shall cease and terminate on the date of termination of the Prime Lease and Sublease, and Rent shall be apportioned from the time of the damage. Otherwise, this Sub-Sublease shall remain in full force and effect, subject to the terms of the Prime Lease and the Sublease. Sub-Sublandlord shall have no obligation hereunder to repair any portion of the Premises, whether or not this Sub-Sublease shall be terminated, which obligation shall be Landlord's to the extent required under the Prime Lease. No provision of this Section 9 shall be deemed to modify, amend or eliminate any right which Sub-Sublandlord has under the Sublease.

10.   Rights of Landlord.

      (a) Sub-Subtenant acknowledges any rights specifically reserved by Landlord under the Prime Lease or Sublandlord under the Sublease, and Sub-Subtenant further acknowledges that its possession and use of the Premises shall at all times be subject to such rights. Sub-Subtenant hereby releases Sub-Sublandlord from all liability in connection with Landlord's and/or Sublandlord's exercise of such rights provided that Landlord's and/or Sublandlord's rights are not a result of a default by Sub-Sublandlord under the terms of the Sublease or the Prime Lease.

      (b) If Sub-Subtenant fails to do any act required of it hereunder or under the Prime Lease for five (5) days following written notice, Sub-Sublandlord may (but shall not be obligated to) do so, and Sub-Subtenant shall pay the cost thereof as Additional Rent within ten (10) days after receiving Sub-Sublandlord's statement therefor. If Sub-Sublandlord fails to do any act required of it hereunder,


                                       6
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Sub-Subtenant may provide written notice to Sub-Sublandlord of such failure and if Sub-Sublandlord fails to do such act within ten (10) days following such written notice, Subtenant may (but shall not be obligated to) do or perform such act ten (10) days following such written notice to Sublandlord.

11.   Default by Landlord.

      Sub-Sublandlord shall not be liable to Sub-Subtenant for Landlord's failure to perform any of Landlord's obligations under the Prime Lease or for Sublandlord's failure to perform any of Sublandlord's obligations under the Sublease, nor shall Sub-Sublandlord have any obligation to perform same or to bring legal proceedings or take any other action against Landlord to assure performance of Landlord's obligations under the Prime Lease or against Sublandlord to assure performance of Sublandlord's obligations under the Sublease nor shall the Landlord's failure to perform any of Landlord's obligations under the Prime Lease or Sublandlord's failure to perform any of Sublandlord's obligations under the Sublease affect Sub-Subtenant's duty to fulfill its obligations under this Sub-Sublease, including without limitation, the duty to pay Rent to Sub-Sublandlord hereunder. Except as otherwise provided herein, whenever Sub-Sublandlord shall have the right to enforce any rights against Landlord, Sublandlord or any other party under the Prime Lease or Sublease because of the default or breach of Landlord, Sublandlord or such other party with respect to the Premises, Sub-Sublandlord shall, at Sub-Subtenant's expense paid in advance, give notice to Sublandlord requesting Sublandlord enforce such right on behalf of itself, Sub-Sublandlord and Subtenant and if, within a reasonable period after Sub-Subtenant's request, Sublandlord fails to enforce such rights, then, provided Sub-Subtenant is not in default under this Sub-Sublease, Sub-Subtenant shall have the right, in the name of Sub-Subtenant or, if necessary, in the name of Sub-Sublandlord, to enforce any such rights of Sub-Sublandlord with respect to the Premises. Such enforcement shall be at the sole expense of Sub-Subtenant, and Sub-Subtenant shall indemnify Sub-Sublandlord (and shall indemnify Sublandlord if such enforcement involves a proceeding against Landlord by Sub-Subtenant) against all costs and expenses, including but not limited to reasonable attorneys' fees, which may be incurred by Sub-Sublandlord (and Sublandlord if proceedings against Landlord) in connection with any claim, action, or proceeding so undertaken by Sub-Subtenant. Any amount of recovery obtained by Sub-Subtenant shall be the property of Sub-Subtenant, except that Sub-Sublandlord shall be compensated therefrom for any damages sustained by Sub-Sublandlord as a consequence of such default or breach on the part of Sublandlord, Landlord or such other party.

12.   Broker.

      (a) The parties acknowledge that this Sub-Sublease was procured through the efforts of Ash Realty Brokerage, Inc. and Insignia/ESG Inc., and Sub-Sublandlord shall compensate such brokers pursuant to separate agreement.


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
Sub-Subtenant represents and warrants that it dealt with no other broker in connection with this Sub-Sublease and shall hold Sub-Sublandlord harmless from any liability or loss, including reasonable attorneys' fees, arising from any broker or salesman (other than as aforesaid) claiming a commission as a result of having interested Sub-Subtenant in the Premises.

13.   Taxes.

      (a) Sub-Subtenant shall pay any taxes or fees imposed by any governmental authority upon or as the result of this Sub-Sublease or the transfer of any property or interests in property hereunder, except that Sub-Subtenant shall not be liable for any federal, state, or municipal income tax imposed upon Sub-Sublandlord as a result of this Sub-Sublease or any profits derived hereunder.

14.   Remedies: Security Deposit.

      (a) The taking of any action by Sub-Subtenant, the occurrence of any event in regard to Sub-Subtenant, or any failure to act by Sub-Subtenant which would be a default under the Prime Lease if taken by Sublandlord or if occurring or failing to occur in regard to Sublandlord, or which would be a default under the Sublease if taken by Sub-Sublandlord or if occurring or failing to occur in regard to Sub-Sublandlord, shall entitle Sub-Sublandlord to take all action with regard to Sub-Subtenant under this Sub-Sublease which Landlord is permitted to take against Sublandlord under the terms of the Prime Lease. To the extent that Sublandlord is entitled to written notice and/or an opportunity to cure a default under the Prime Lease prior to Landlord exercising any of its rights or remedies under the Prime Lease, Sub-Subtenant shall be entitled to receive from Sub-Sublandlord the same written notice and/or opportunity to cure said default prior to the exercising by Sub-Sublandlord of any of its rights or remedies under this Sub-Sublease except that the period after notice to cure non-monetary defaults specified in Article XXII.B. shall be fifteen (15) days without extension for any reason. The immediately preceding sentence shall not modify or amend Landlord's rights or remedies under the Prime Lease. Sub-Subtenant hereby indemnifies and holds Sub-Sublandlord harmless from and against all loss, cost, injury, liability, or expense (including reasonable attorneys' fees and court costs) caused by or arising out of Sub-Subtenant's default, breach, or violation of the terms of this Sub-Sublease. So long as no event of default (or condition which with the giving of notice or passage of time would constitute an event of default) exists under this Sub-Sublease, Sub-Sublandlord shall indemnify and hold Sub-Subtenant harmless from and against all actual loss, cost, injury, liability or expense (specifically excluding, however, all consequential damages and punitive damages) caused by or arising solely out of Sub-Sublandlord's failure to pay Base Rent or Additional Rent in accordance with the Sublease.


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
      (b) Sub-Subtenant herewith deposits the sum of $33,716.66 (the "Deposit") with Sub-Sublandlord as a security deposit to assure the faithful performance by Sub-Subtenant of all of the obligations assumed by it hereunder, to be held and applied pursuant to Section VI of the Prime Lease. Should part or all of the Deposit be applied by Sub-Sublandlord for the payment of overdue Rent or other obligations of Sub-Subtenant hereunder, then Sub-Subtenant shall, within 15 days after the written demand of Sub-Sublandlord, remit to Sub-Sublandlord a sufficient amount in cash to restore the Deposit to the original sum, and Sub-Subtenant's failure to do so shall constitute a default hereunder. The Deposit, to the extent not applied in accordance herewith, shall be returned to Sub-Subtenant within thirty (30) days of the expiration of the Term. The Deposit will be held by Sub-Sublandlord in a separate interest bearing account with interest accruing for the benefit of Sub-Subtenant.

      (c) Sub-Subtenant acknowledges that the security deposit paid by Sublandlord to Landlord pursuant to the terms of the Prime Lease is the property of Sublandlord and that Sub-Subtenant has no claim or right to any portion of such security deposit and that the security deposit paid by Sub-Sublandlord to Sublandlord pursuant to the terms of the Sublease is the property of Sub-Sublandlord and that Subtenant has no claim or right toy any portion of such security deposit.

15.   Options.

      Anything in the Prime Lease or Sublease to the contrary notwithstanding, Sub-Subtenant shall have no option to extend or renew the Term of this Sub-Sublease or to expand the Premises.

16.   Surrender and Holdover.

      (a) Upon any termination of this Sub-Sublease, by expiration of the Term or otherwise:

            (i) Sub-Subtenant shall immediately vacate the Premises and surrender possession thereof to Sub-Sublandlord in the condition required under the Prime Lease as of the expiration date of the Prime Lease, provided, however, Sub-Subtenant shall have no obligation to remove any Leasehold Improvements made to the Premises prior to the date hereof;

            (ii) Sub-Subtenant shall surrender the Premises free and clear of all liens and encumbrances: and

            (iii) Sub-Sublandlord shall have full authority and license to enter the Premises and take possession of same.


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
      (b) Sub-Subtenant shall pay to Sub-Sublandlord 200% of the monthly Rent hereunder plus all other costs for each month or portion thereof that Sub-Subtenant shall retain possession of the Premises or any part thereof after the termination of this Sub-Sublease, whether by lapse of time or otherwise, and shall also pay all damages sustained by Sub-Sublandlord to Sublandlord and by Sublandlord to Landlord or otherwise on account thereof. Furthermore, Sub-Subtenant shall be subject to eviction proceedings and any other remedy or right accorded to Sub-Sublandlord in law or at equity. Any holding over by Sub-Subtenant upon termination of this Sub-Sublease shall not be evidence of an extension or renewal of the Term hereof, nor shall acceptance of Rent or other payments by Sub-Sublandlord from Sub-Subtenant be evidence of the same, but shall be on a month to month basis, terminable by either party on 30 days' notice.

17.   Existing Furniture and Telephone System.

      Throughout the term of this Sub-Sublease, Sub-Subtenant shall have an exclusive license to use all furniture and telephone systems currently located in the Premises including, without limitation, all desks, partitioning, file cabinets, chairs and all other furniture currently located in the Premises (collectively, the "Furniture") and the telephone switch and telephone handsets currently located in the Premises (collectively, the "Telephone System").

      Sub-Subtenant shall be responsible for maintaining the Furniture in good order and repair, including all necessary repairs and replacements of same. Sub-Subtenant shall also be responsible for maintaining the Telephone System in good working order and repair, including all necessary repairs and replacements of same and all necessary upgrades or changes required by Sub-Subtenant's use thereof. Sub-Subtenant shall also be required to maintain a maintenance contract on the Telephone System with Lucent Technologies or such other vendor as Sub-Sublandlord and Sublandlord may approve in writing. In the event that Sub-Subtenant fails to maintain the Furniture or the Telephone System in good working order and repair or if Sub-Subtenant fails to maintain the required maintenance contract for the Telephone System and such default continues more than 10 days after notice from Sub-Sublandlord, Sub-Sublandlord or Sublandlord shall be entitled to cause all such maintenance to the Furniture and/or the Telephone System to be performed and Sub-Sublandlord or Sublandlord may maintain such maintenance contract on the Telephone System and Sub-Subtenant shall reimburse Sub-Sublandlord or Sublandlord for the reasonable cost thereof as Additional Rent. Sub-Subtenant's failure to reimburse Sub-Sublandlord or Sublandlord within 15 days after receipt of written demand by Sub-Sublandlord shall constitute a default thereunder.

      Provided no event of default (or condition which with the giving of notice or passage of time would constitute an event of default) exists hereunder, under the Sublease or under the Prime Lease at the expiration of the Term, Sub-Subtenant


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
shall have the option to purchase the Furniture and the Telephone System for the sum of one dollar ($1.00) upon the expiration of the Term and, upon request of Sub-Subtenant, Sub-Sublandlord shall execute and deliver an appropriate bill of sale within twenty days of Sub-Subtenants request. Should an event of default (or a condition which with the giving of notice or passage of time would constitute an event of default) exist hereunder or under the Prime Lease at the expiration of the Term of this Sub-Sublease, Sub-Sublandlord shall provide Sub-Subtenant with written notice of such default and a period of 5 days (with respect to a monetary default) and 10 days (with respect to a non-monetary default) from the date of the notice to cure such default. In such event, Sub-Sublandlord or Sublandlord, at Sub-Subtenant's sole cost and expense, may remove the Furniture and Telephone System from the Premises and store it for the benefit of Sub-Subtenant, in no event shall Sub-Sublandlord or Sublandlord be liable for any damage to or destruction of said Furniture and/or Telephone System. In the event that Sub-Subtenant cures such default within the applicable cure period, Sub-Subtenant may then exercise its option to purchase the Furniture and Telephone System for $1.00, plus reimbursement to Sub-Sublandlord and Sublandlord all costs and expenses incurred in connection with the removal and storage of said Furniture and Telephone System. In the event that Sub-Subtenant fails to cure said default within the applicable cure period, Sub-Sublandlord shall be free to dispose of the Furniture and Telephone System in any manner that it sees fit and thereafter Sub-Subtenant shall have no claim whatsoever to the Furniture and Telephone System. Sub-Subtenant shall, however, remain liable to Sub-Sublandlord for all costs and expenses incurred by Sublandlord and Sub-Sublandlord in connection with the removal and storage of the Furniture and Telephone System.

      In the event that Sublandlord has failed to observe the provisions of
Section 17 of the Sublease and this renders Sub-Sublandlord unable to observe the provisions of this Section 17 of this Sub-Sublease, Sub-Sublandlord shall have no liability hereunder and no obligation to take action hereunder and Sub-Subtenant's rights shall be as set forth in Section 11 hereof.

18.   Miscellaneous.

      (a) Each provision of this Sub-Sublease shall extend to and shall bind and inure to the benefit of Sub-Sublandlord and Sub-Subtenant and their respective permitted successors and assigns.

      (b) Sub-Subtenant acknowledges that this Sub-Sublease is subordinate to the Prime Lease and the Sublease. In the event of any conflict between the terms and conditions of this Sub-Sublease and the terms and conditions of the Prime Lease and the Sublease, the terms and conditions of this Sub-Sublease shall control, except that nothing herein provided shall be deemed to confer any greater rights upon Sub-Subtenant herein than are in this Sub-Sublease otherwise provided for.


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
      (c) In the event that any provision of this Sub-Sublease is deemed to be invalid or unenforceable for any reason, this Sub-Sublease shall be construed as not containing such provision, and the invalidity or unenforceability thereof shall not render any other provision of this Sub-Sublease invalid or unenforceable.

      (d) Any provision of this Sub-Sublease or the Prime Lease which requires Sub-Sublandlord not to unreasonably withhold its consent shall never be the basis for an award of damages or give rise to a right of setoff to Sub-Subtenant, but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

      (e) Whenever Sub-Subtenant must obtain the consent of Landlord or Sublandlord with respect to the Premises, Sub-Sublandlord shall cooperate fully and promptly with Sub-Subtenant (at Sub-Subtenant's sole cost and expense) in obtaining Landlord's or Sublandlord's consent. Sub-Sublandlord shall promptly forward to Sub-Subtenant true copies of all notices, requests, demands and communications received by Sub-Sublandlord from Landlord (or its agent) or Sublandlord with respect to the Premises. If Sub-Subtenant shall not give timely directions to Sub-Sublandlord, Sub-Sublandlord may give such notice to Landlord or Sublandlord as Sub-Sublandlord desires, or no notice or direction with respect to the matter in question.

      (f) Sub-Subtenant shall indemnify and hold Sub-Sublandlord harmless from the costs of any special services (including without limitation overtime HVAC and special cleaning services) which Sub-Subtenant may order through Sub-Sublandlord, Sublandlord or directly from Landlord with respect to the Premises.

      (g) All notices shall be in writing, mailed certified mail, return receipt requested, postage prepaid, or sent by recognized overnight courier such as Federal Express addressed to the parties at the addresses first above written, except that after the Commencement Date, Sub-Subtenant's address shall be the Premises. A copy of any notice to Sub-Sublandlord shall be simultaneously sent by like manner to Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Att: Edward R. Mandell, Esq. Either party may, by notice, change the address to which notices are to be sent. A copy of any notice to Sub-Subtenant shall be simultaneously sent by like manner to Kelly & Karras Ltd., Suite 205, 619 Enterprise Drive, Oak Brook, Illinois 60523, Attn. James J. Karras, Esq.

      (h) Each provision of this Sub-Sublease has been mutually negotiated, prepared and drafted; each party has been represented by legal counsel; and, in connection with the construction of any provision hereof or deletion herefrom, no consideration shall be given to the issue of which party actually prepared, drafted, requested or negotiated any such provision or deletion.

19.   Landlord's and Sublandlord's Approval.

      Immediately following execution of this Sub-Sublease, Sub-Sublandlord shall submit this Sub-Sublease to Sublandlord for Sublandlord's approval and request that Sublandlord submit same to Landlord for Landlord's approval. Thereafter both parties shall promptly comply with any request of Landlord or Sublandlord for additional information or documentation and shall refrain from taking action which could reasonably be expected to cause Sublandlord or Landlord to refuse its approval. In the event that Sublandlord or Landlord fails to approve this Sub-Sublease within thirty (30) days of the date hereof, either party, upon notice to the other within seven (7) days after the expiration of such thirty (30) day period may elect to terminate this Sub-Sublease, whereupon Sub-Sublandlord shall promptly refund any amounts deposited hereunder, and this Sub-Sublease shall be of no further force and effect. The parties hereto shall not bring any claim against each other for any loss, cost, expense, damage, or injury caused by or arising out of the failure of Landlord or Sublandlord to consent to this Sub-Sublease except where a party acts in bad faith to in intentionally cause Landlord or Sublandlord to refuse its consent. Concurrently with entering into this Sub-Sublease, Sub-Sublandlord is entering into a Sublease (the "Plaut Sublease"), dated on or about the date hereof, between Plaut Consulting, Inc., as sublessor, and Sub-Sublandlord, as sublessee, for premises known as Suite 640, Three Westbrook Corporate Center, Westchester, Illinois 60154. The effectiveness of the Plaut Sublease is conditioned upon obtaining the consent of Landlord. Consequently, in the event the Landlord fails to approve the Plaut Sublease within thirty (30) days of the date hereof. Sub-Sublandlord upon notice to Sub-Subtenant within seven (7) days after the expiration of such thirty (30) day period may elect to terminate this Sub-Sublease, whereupon Sub-Sublandlord shall promptly refund any amounts deposited hereunder, and this Sub-Sublease shall be of no further force and effect. The parties hereto shall not bring any claim against each other for any loss, cost, expense, damage, or injury caused by or arising out of the failure of Landlord to consent to the Plaut Sublease.

20.   Sub-Subtenant's Financial Information.

      Sub-Subtenant represents and warrants to Sub-Sublandlord that the following information previously delivered by Sub-Subtenant to Sub-Sublandlord is true, correct and complete: (i) audited financial statements for Sub-Subtenant prepared by an independent certified public accounting firm as of and for the fiscal year which ended on December 31, 2000; and (ii) an officer's certificate inform acceptable to Sub-Sublandlord executed by Sub-Subtenant's chief financial officer stating that Sub-Subtenant is not in default under (and no situation exists which with the giving of notice and the passage of time would constitute a default under) any primary or secondary indebtedness, any loan obligation, any guaranty obligation or any other contract obligation to which Sub-Subtenant is a party or


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
under which Sub-Subtenant is obligated and which is material to its overall business. Sub-Sublandlord may provide copies of the items set forth in (i) and
(ii) above to Sublandlord and Landlord.

21.   Prohibited Activities.

      Except with the prior written consent of Sub-Subtenant, Sub-Sublandlord shall not (i) terminate, cancel or surrender the Sublease, either in accordance with the terms of the Sublease or otherwise, except to the extent that Sub-Sublandlord has the right to terminate the Sublease following a casualty or condemnation in accordance with the terms and conditions of Section 9 of this Sub-Sublease; (ii) modify, amend, or revise any term or provisions of the Sublease, in any way which would materially and adversely affect Sub-Subtenant's rights and obligations under this Sub-Sublease, or (iii) take or omit to take any action which would constitute an event of default beyond any applicable grace, notice and cure periods under the Sublease or Prime Lease or otherwise entitle Sublandlord to terminate the Sublease or Landlord to terminate the Prime Lease.

      IN WITNESS WHEREOF, the parties have executed this Sublease the day and year first above written.

                                       SUB-SUBLANDLORD:
                                       MILLENNIUM RAIL, INC.


                                       By:     /s/ Len Farrell
                                           -----------------------------------
                                           Name:   Len Farrell
                                           Title:  VP & CFO


                                       SUB-SUBTENANT:
                                       ONLINE DATA CORP.


                                       By:    /s/ Kristen Gramigna
                                           -----------------------------------
                                           Name:  Kristen Gramigna
                                           Title:  VP of Sales


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